Exhibit 99.1

PRELIMINARY PROXY

PIVOTAL INVESTMENT CORPORATION II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Tel. (212) 818-8800

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

DECEMBER [●], 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the annual meeting to be held at [●] EST on December [●], 2020 at the offices of Graubard Miller at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Jonathan J. Ledecky and James Brady, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of Pivotal Investment Corporation II (“Pivotal II”) registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE PIPE PROPOSAL) BELOW, “FOR” EACH OF THE PROPOSALS 3 TO 5 (THE CHARTER PROPOSALS) BELOW, FOR THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 6 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE INCENTIVE PLAN PROPOSAL) BELOW, AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.

THE PIVOTAL II BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE PIPE PROPOSAL) BELOW, “FOR” EACH OF THE PROPOSALS 3 TO 5 (THE CHARTER PROPOSALS) BELOW, FOR THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 6 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE INCENTIVE PLAN PROPOSAL) BELOW, AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, PIPE PROPOSAL, CHARTER PROPOSALS, DIRECTOR ELECTION PROPOSAL, AND INCENTIVE PLAN PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the merger of PIC II Merger Sub Corp. with and into XL Hybrids, Inc., and the issuance of shares of Pivotal II’s Class A common stock to XL’s securityholders in the Merger.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To approve amendments to Pivotal II’s current amended and restated certificate of incorporation to:

3.	change the name of Pivotal II to “XL Fleet Corp.”;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	increase the number of shares of Class A common stock Pivotal II is authorized to issue to 350,000,000 shares and remove the provisions for Pivotal’s current Class B common stock; and	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	remove the various provisions applicable only to special purpose acquisition companies and make certain other changes that the Pivotal II board deems appropriate for a public operating company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To elect nine directors who, upon the consummation of the Business Combination, will be the directors of Pivotal II, in the classes set forth below:

Class A (to serve until 2021 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
		FOR	WITHHOLD
	Sarah Sclarsic	[ ]	[ ]
	Declan P. Flanagan	[ ]	[ ]
	Debora Frodl	[ ]	[ ]

Class B (to serve until 2023 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
		FOR	WITHHOLD
	Kevin Griffin	[ ]	[ ]
	Niharika Ramdev	[ ]	[ ]
	Christopher Hayes	[ ]	[ ]

Class C (to serve until 2023 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
		FOR	WITHHOLD
	Jonathan J. Ledecky	[ ]	[ ]
	Thomas J. Hynes III	[ ]	[ ]
	Dimitri N. Kazarinoff	[ ]	[ ]

7.	To approve the 2020 Equity Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8.	To adjourn the annual meeting to a later date or dates if it is determined by the officer presiding over the annual meeting that more time is necessary for Pivotal II to consummate the Merger and the other transactions contemplated by the Merger Agreement.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.